UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2018, SunPower Corporation, a Delaware corporation (the “Company”), entered into a letter agreement (the “Amendment”) in connection with the Continuing Agreement for Standby Letters of Credit and Demand Guarantees with Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas (collectively, the “Issuer”), and SunPower Corporation, Systems (as subsidiary applicant and, together with the Company, each an “Applicant Party”), dated as of June 29, 2016 (the “Reimbursement Agreement”). Pursuant to the Amendment, each Applicant Party has advised the Issuer, and the Issuer has acknowledged, that one or more outstanding letters of credit or demand guarantees issued under the Reimbursement Agreement may remain outstanding, at an Applicant Party’s request, after the scheduled termination date set forth in the Reimbursement Agreement.

The foregoing description of the Amendment is not a complete description of all terms of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Amendment to Continuing Agreement for Standby Letters of Credit and Demand Guarantees, dated as of June 29, 2016, by and among Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas (collectively, as issuer), SunPower Corporation (as applicant), and SunPower Corporation, Systems (as subsidiary applicant), dated as of March 22, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

March 27, 2018	By:	/S/ KENNETH L. MAHAFFEY
	Name:	Kenneth L. Mahaffey
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment to Continuing Agreement for Standby Letters of Credit and Demand Guarantees, dated as of June 29, 2016, by and among Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas (collectively, as issuer), SunPower Corporation (as applicant), and SunPower Corporation, Systems (as subsidiary applicant), dated as of March 22, 2018.